UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026

WEREWOLF THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40366	82-3523180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Wyman Street, Suite 300
Waltham MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 952-0555

200 Talcott Ave, 2nd Floor

Watertown, Massachusetts 02472

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOWL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On August 14, 2026 (the “Closing”), Werewolf Therapeutics, Inc. (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) with EMD Serono Research & Development Institute Inc. (“EMD”), pursuant to which, and subject to the terms and conditions thereof, the Company sold to EMD (the “Asset Sale”) technology comprising (i) its pre-clinical INDUCER platform, including all patents and know-how related thereto, pre-clinical compounds and related intangible assets, and (ii) its INDUKINE platform, including certain patents, certain know-how related thereto, and pre-clinical compounds, excluding the clinical development programs for WTX-124 and WTX-330 (collectively, the “Transferred Assets”). The Company retains all rights necessary for the continued development of its WTX-124 and WTX-330 clinical programs.

Pursuant to the Purchase Agreement and related ancillary agreements, in consideration for the Transferred Assets, EMD agreed to pay to the Company upfront consideration of $28.0 million and an additional $5.0 million upon the completion of the transfer of the Transferred Assets technology.

The Purchase Agreement contains customary representations, warranties and covenants of each of the Company and EMD. The Purchase Agreement further provides that, subject to certain limitations, the Company and EMD will each indemnify the other for certain losses arising from such breaches of representations, warranties and covenants and liabilities allocated to such party pursuant to the terms of the Purchase Agreement.

In addition, the Purchase Agreement contains a non-competition covenant pursuant to which the Company agreed not to exploit certain compounds, products or programs claimed in the Transferred Intellectual Property (as defined in the Purchase Agreement) that are directed to the same tumor target as any Transferred Compound (as defined in the Purchase Agreement) for a period of twenty-four (24) months after the Closing, subject to customary exceptions for change of control transactions.

The foregoing description of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Purchase Agreement, a copy of which the Company intends to file with a subsequent Securities and Exchange Commission report.

Simultaneously with the execution of the Purchase Agreement, on August 14, 2026 the Company entered into a license agreement (the “License Agreement”) with EMD pursuant to which EMD granted the Company an exclusive license to certain patents included in the Transferred Assets that enable the Company to exploit and perform clinical development programs for WTX-124 and WTX-330.

Additionally, under the License Agreement, EMD granted to the Company certain licenses to enable the Company to grant certain licenses to (i) Harpoon Therapeutics, Inc. (“Harpoon”) under that certain Second Amended and Restated Assignment and License Agreement between the Company and Harpoon dated December 20, 2019 (the “Harpoon License”) and (ii) Jazz Pharmaceuticals Ireland Limited (“Jazz”) under the Company’s existing license agreement with Jazz that was entered into in connection with that certain Asset Purchase Agreement dated as of May 7, 2026 by and between the Company and Jazz, under which the Company has granted a non-exclusive license to certain technology originally licensed to the Company under the Harpoon License.

The foregoing description of the terms of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, a copy of which the Company intends to file with a subsequent Securities and Exchange Commission report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEREWOLF THERAPEUTICS, INC.

Date: August 20, 2026	By:	/s/ Daniel J. Hicklin
Daniel J. Hicklin
President, Chief Executive Officer and Director